Exhibit 99.1

NEWS RELEASE

Contact: Suzy W. Taylor

866-652-1810

FirstCity Financial Corporation Reports Third Quarter 2010 Results

Waco, Texas   November 9, 2010……….

Highlights:

•                  FirstCity reported third quarter 2010 earnings of $2.6 million or $0.25 per diluted share.

•                  FirstCity invested $15.6 million during the quarter, consisting of $10.5 million of portfolio assets and $5.1 million in non-portfolio debt and equity investments.

Overview of Third Quarter 2010

FirstCity reported net earnings of $2.6 million for the third quarter of 2010 (“Q3 2010”), compared to $2.0 million reported for the third quarter of 2009 (“Q3 2009”). The Company recorded diluted net earnings per common share of $0.25 in Q3 2010, compared to $0.19 of diluted net earnings per common share for the same period last year.

During Q3 2010, FirstCity and its investment partners jointly acquired $15.0 million of domestic portfolio assets with a face value of $27.0 million — of which FirstCity’s investment acquisition share was $10.5 million. FirstCity’s non-portfolio investments in Q3 2010 included $3.4 million of SBA loan advances and originations; $0.1 million of equity investments in privately-held middle-market companies; and $1.6 million of equity investments in foreign partnerships.

The Company’s unrealized future gross profit associated with its core portfolio asset business assets totaled $145.6 million at September 30, 2010. Unrealized future gross profit is a non-GAAP measure. Refer to the Schedule of Estimated Unrealized Gross Profit from Portfolio Assets on page 10 of this release for a reconciliation of this measure with the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles.

Items impacting comparability of results for Q3 2010 with previous results are as follows:

Total assets of FirstCity at the end of Q3 2010 totaled $445.2 million compared to $466.0 million at the end of June 2010. The Company’s earning assets also experienced a decrease to $386.2 million at the end of September 2010 from $387.7 million at the end of June 2010.

Revenues in Q3 2010 increased to $30.2 million compared to $18.7 million in Q3 2009. The Company’s revenues in Q3 2010 included $8.2 million of income and gains from Portfolio Assets, $2.3 million of fee income attributable to our loan servicing platform; $1.6 million of interest income and gains from loans receivable; and $16.3 million of consolidated revenues from our railroad and coal mine subsidiaries.

(more)

Revenues in Q3 2010 increased as a result of $15.3 million of revenue from our newly-consolidated coal mine operation (we increased our stake in the coal mine subsidiary to a controlling interest from a noncontrolling interest in the second quarter of 2010). The coal mine revenue increase was off-set partially by a $3.9 million decrease in income and gains from Portfolio Assets in Q3 2010 compared to Q3 2009. This revenue decrease corresponds to a shift in the income-recognition methods used by the Company for certain of its existing and newly-acquired Portfolio Assets to non-accrual income methods (cost-recovery or cash basis) from the interest-accrual income method over the past 12-18 months. We apply non-accrual income-recognition methods to Portfolio Assets, as applicable, due to uncertainties related to estimating the timing and/or amount of collections as a result of the current economic environment. A decline in consolidated collections also contributed to the Portfolio Assets revenue decline in Q3 2010 compared to Q3 2009.

The Company incurred $5.8 million of combined net impairment provisions in Q3 2010 from its consolidated and unconsolidated Portfolio Assets and loans compared to $1.5 million of combined net impairment provisions in Q3 2009. The provisions in Q3 2010 were recorded primarily to reflect changes in management’s estimates as to the timing and amount of projected future collections and declines in domestic real estate values. The global distribution of our Q3 2010 net impairment provisions included $4.7 million for domestic assets and $1.1 million related to European assets. Net provisions in Q3 2010 were split between consolidated assets ($4.1 million) and FirstCity’s share of net provisions from unconsolidated subsidiaries ($1.7 million).

The Company’s share of foreign currency transaction gains from its consolidated and unconsolidated foreign operations was $0.7 million for Q3 2010, compared to $0.1 million of foreign currency transaction gains for the same period in 2009. Our combined foreign currency exchange gain in Q3 2010 related primarily to our European operations (the Euro currency strengthened against the U.S. dollar more in Q3 2010 compared to Q3 2009).

Equity in earnings of unconsolidated subsidiaries was $10.0 million in Q3 2010 compared to $0.4 million for Q3 2009. This significant increase was due to additional equity earnings of $9.9 million and $0.6 million from our special situations platform subsidiaries and foreign servicing entities, respectively, recorded in Q3 2010 compared to Q3 2009. This increase was off-set partially by $1.0 million of lower equity earnings from our domestic and foreign acquisition partnerships recorded in Q3 2010 compared to Q3 2009. In Q3 2010, we recorded $12.4 million in equity earnings from our equity-method investment related to a prefabricated building manufacturer (an unconsolidated subsidiary of our special situations platform). This entity reported significantly-higher net earnings in Q3 2010 related to a short-term lease agreement with a single customer. This lease agreement does not extend beyond September 2010.

Selected financial data for Q3 2010:

The Company’s total operating costs and expenses (excluding provision, interest and income tax expenses) increased to $25.7 million for Q3 2010 from $10.4 million in Q3 2009, primarily due to $15.6 million of costs and expenses from our newly-consolidated coal mine subsidiary (refer to discussion above), which was off-set partially by $0.7 million of consolidated foreign currency exchange gains recorded in Q3 2010 compared to $0.1 million of such gains in the same period a year ago — which is a $0.6 million favorable swing.

Total interest expense was $4.7 million in Q3 2010 and $3.5 million in Q3 2009. FirstCity’s average debt holdings were $302.8 million at an average cost of funds of 6.2% for Q3 2010, compared to its average debt holdings of $303.3 million at an average cost of funds of 4.6% for Q3 2009. Our increased cost of funds primarily relates to the higher interest and fees charged on our Reducing Note Facility with Bank of Scotland (closed in June 2010) compared to the loan facilities we had in place with Bank of Scotland last year.

The Company recorded $0.5 million of income tax expense in Q3 2010 compared to $1.3 million of income tax expense in Q3 2009. Income tax expense in both periods was composed primarily of foreign taxes, and fluctuates regularly depending on the timing and amount of taxable revenues generated from our foreign acquisition partnerships and servicing entities.

Conference Call

A conference call will be held on Tuesday, November 9, 2010 at 9:00 a.m. Central Time to discuss Q3 2010 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Third Quarter 2010 Conference Call
Date:	Tuesday, November 9, 2010
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	800-510-0219
	International	617-614-3451

	Pass code	29177691

Replay available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Cautionary Statement Regarding Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors and risks, including unfavorable conditions and negative trends in U.S. and global economies, financial markets and real estate markets; adverse fluctuations in the underlying values of real estate and other assets securing our loan portfolios; sufficiency of funds generated from our operations, existing cash and available liquidity sources, combined with our ability to access the credit and capital markets, to finance our operations and investment activities; our ability to project future cash collections and develop critical assumptions and estimates surrounding the liquidation of our portfolio assets; and other factors and risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

FirstCity Financial Corporation

Summary of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Finance and Servicing:
Servicing fees	$2,252	$2,222	$5,998	$7,017
Income from Portfolio Assets	8,195	12,134	34,280	35,254
Gain on sale of SBA loans held for sale, net	197	301	360	911
Gain on sale of investment security	—	—	3,250	—
Interest income from SBA loans	314	299	895	940
Interest income from loans receivable - affiliates	864	1,078	2,591	2,940
Interest income from loans receivable - other	233	99	594	892
Other income	1,856	1,701	4,552	3,699
	13,911	17,834	52,520	51,653
Manufacturing, Railroad and Coal Mine:
Operating revenues - manufacturing	—	—	10,466	—
Operating revenues - railroad	998	776	3,455	2,228
Operating revenues - coal mine	15,329	—	28,429	—
Other	—	121	4	1,192
	16,327	897	42,354	3,420
Total revenues	30,238	18,731	94,874	55,073
Costs and expenses:
Finance and Servicing:
Interest and fees on notes payable to banks and other	4,211	3,043	10,587	9,177
Interest and fees on note payable to affiliate	393	428	1,185	1,305
Salaries and benefits	4,995	5,048	16,067	15,654
Provision for loan and impairment losses	4,090	425	8,417	2,208
Asset-level expenses	2,257	1,992	5,981	4,646
Other	2,158	2,868	8,660	7,819
	18,104	13,804	50,897	40,809
Manufacturing, Railroad and Coal Mine:
Cost of revenues and operating costs - manufacturing	—	—	10,788	—
Cost of revenues and operating costs - railroad	635	506	1,868	1,532
Cost of revenues and operating costs - coal mine	15,662	—	28,957	—
	16,297	506	41,613	1,532
Total costs and expenses	34,401	14,310	92,510	42,341
Earnings (losses) before other revenue and income taxes	(4,163)	4,421	2,364	12,732
Equity in earnings of unconsolidated subsidiaries	9,962	421	14,007	1,473
Gain on business combinations	—	—	5,729	1,455
Earnings before income taxes	5,799	4,842	22,100	15,660
Income tax expense	473	1,254	1,192	2,103
Net earnings	5,326	3,588	20,908	13,557
Less: net income attributable to noncontrolling interests	2,767	1,588	10,183	3,167
Net earnings attributable to FirstCity	$2,559	$2,000	$10,725	$10,390

Basic earnings per common share are as follows:
Net earnings attributable to FirstCity stockholders	$0.25	$0.20	$1.07	$1.06
Weighted average common shares outstanding	10,160	9,838	10,054	9,834

Diluted earnings per common share are as follows:
Net earnings attributable to FirstCity stockholders	$0.25	$0.19	$1.06	$1.02
Weighted average common shares outstanding	10,280	10,325	10,162	10,160

Selected Balance Sheet Data
(Dollars in thousands)

			September 30,	December 31,
			2010	2009
			(Unaudited)
Cash and cash equivalents			$35,549	$80,368
Restricted cash			1,356	1,364
Earning assets:
Portfolio Asset Acquisition and Resolution assets:
Domestic			246,732	225,406
Latin America			39,077	41,248
Europe			50,060	57,888
Special Situations Platform assets			50,337	41,688
Service fees receivable and other assets			22,052	17,112
Total assets			$445,163	$465,074

Notes payable to banks and other			$285,975	$305,888
Note payable to affiliate			7,686	7,838
Other liabilities			29,839	26,077
Total liabilities			323,500	339,803
Total equity			121,663	125,271
Total liabilities and equity			$445,163	$465,074

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Summary Operating Statement Data for Each Segment
Portfolio Asset Acquisition and Resolution segment:
Revenues	$12,823	$16,817	$49,358	$49,083
Equity in net losses of unconsolidated subsidiaries	(1,446)	(1,043)	(253)	(188)
Gain on business combinations	—	—	891	1,455
Costs and expenses	(11,268)	(11,995)	(34,517)	(32,173)
Operating contribution before provision for loan and impairment losses	109	3,779	15,479	18,177
Provision for loan and impairment losses, net	2,236	425	5,394	1,241
Net income attributable to noncontrolling interests	(1,219)	(1,326)	(7,290)	(2,854)
Operating contribution (loss), net of direct taxes	$(3,346)	$2,028	$2,795	$14,082

Special Situations Platform segment:
Revenues	$17,410	$1,820	$45,422	$5,733
Equity in earnings of unconsolidated subsidiaries	11,408	1,464	14,260	1,661
Gain on business combinations	—	—	4,838	—
Costs and expenses	(17,403)	(1,407)	(44,613)	(4,294)
Operating contribution before provision for loan and impairment losses	11,415	1,877	19,907	3,100
Provision for loan and impairment losses	1,854	—	3,023	967
Net income attributable to noncontrolling interests	(1,548)	(262)	(2,893)	(313)
Operating contribution, net of direct taxes	$8,013	$1,615	$13,991	$1,820

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Portfolio Asset Acquisition and Resolution segment:
Revenues and equity in earnings of investments by region:
Domestic	$7,543	$12,506	$31,752	$38,024
Latin America	2,466	2,811	7,159	8,085
Europe	1,368	457	10,194	2,770
Canada	—	—	—	16
Total	$11,377	$15,774	$49,105	$48,895

Revenues and equity in earnings (loss) of investments by source:
Equity in losses of unconsolidated subsidiaries	$(1,446)	$(1,043)	$(253)	$(188)
Income from Portfolio Assets	8,195	12,134	34,280	35,254
Servicing fees	2,252	2,222	5,998	7,017
Gain on Sale of Investment Securities	—	—	3,250	—
Gain on sale of SBA loans held for sale, net	197	301	360	911
Interest income from SBA loans	314	299	895	940
Interest income from loans receivable - affiliates	435	471	1,371	1,560
Interest income from loans receivable - other	—	—	—	414
Other	1,430	1,390	3,204	2,987
Total	$11,377	$15,774	$49,105	$48,895

Special Situations Platform segment:
Revenues and equity in earnings of investments by source:
Equity in earnings of unconsolidated subsidiaries	$11,408	$1,464	$14,260	$1,661
Interest income from loans receivable	662	706	1,814	1,858
Operating revenue - railroad	998	776	3,455	2,228
Operating revenue - manufacturing	—	—	10,466	—
Operating revenue - coal mine	15,329	—	28,429	—
Other	421	338	1,258	1,647
Total	$28,818	$3,284	$59,682	$7,394

Number of personnel at period end:
Domestic, Portfolio Asset Acquisition and Resolution segment	88	90
Domestic, Special Situations Platform segment	32	26
Latin America	114	126
Corporate	30	30
Total personnel	264	272

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Analysis of Equity Investments
FirstCity’s average investment:
Domestic, Portfolio Asset Acquisition and Resolution segment	$32,495	$12,424	$21,366	$13,816
Domestic, Special Situations Platform segment	8,536	1,411	5,023	1,402
Latin America	16,671	18,042	17,064	17,843
Europe	5,099	11,917	6,539	12,607
Europe-Servicing subsidiaries	30,184	24,255	26,942	22,998
Latin America-Servicing subsidiaries	1,750	2,897	2,048	2,939
Total	$94,735	$70,946	$78,982	$71,605

FirstCity’s share of equity earnings (losses):
Domestic, Portfolio Asset Acquisition and Resolution segment	$(98)	$(300)	$(61)	$216
Domestic, Special Situations Platform segment	11,408	1,464	14,260	1,661
Latin America	(550)	(207)	(505)	(460)
Europe	(1,158)	(290)	(2,123)	689
Europe-Servicing subsidiaries	473	(26)	3,274	54
Latin America-Servicing subsidiaries	(113)	(220)	(838)	(687)
Total	$9,962	$421	$14,007	$1,473

Selected Other Data:
Average investment in consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$215,556	$224,696	$215,376	$201,313
Domestic, Special Situations Platform segment	28,598	30,481	28,288	29,871
Latin America	17,745	19,275	18,208	19,329
Europe	12,882	25,344	15,938	17,324
Canada	—	—	—	137
Total	$274,781	$299,796	$277,810	$267,974

Income from consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$6,008	$11,750	$25,500	$34,740
Domestic, Special Situations Platform segment	662	706	1,814	1,858
Latin America	1,449	889	3,085	2,776
Europe	1,684	566	8,321	1,547
Canada	—	—	—	16
Total	$9,803	$13,911	$38,720	$40,937

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$691	$365	$986	$1,396
Average servicing fee	3.2%	7.8%	3.4%	7.3%
Latin American partnerships:
Servicing fee revenue	$1,439	$1,744	$4,684	$5,202
Average servicing fee %	32.3%	25.6%	26.5%	34.5%
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,130	$2,109	$5,670	$6,598
Average servicing fee %	8.3%	18.4%	12.1%	19.3%
Service Fees-SBA loans:	$122	$113	$328	$419
Total Service Fees	$2,252	$2,222	$5,998	$7,017

Collections:
Domestic unconsolidated partnerships	$21,347	$4,667	$29,221	$19,042
Latin American unconsolidated partnerships	6,080	8,673	22,182	20,535
European unconsolidated partnerships	2,180	7,200	12,109	22,578
Total unconsolidated partnership collections	29,607	20,540	63,512	62,155
Domestic consolidated partnerships	18,958	36,891	78,026	116,085
Latin American consolidated partnerships	1,416	594	2,608	1,930
European consolidated partnerships	2,706	4,982	13,412	6,606
Total consolidated partnership collections	23,080	42,467	94,046	124,621
Total collections	$52,687	$63,007	$157,558	$186,776

Servicing portfolio (face value) at period end:
Domestic	$1,123,882	$766,491
Latin America	1,544,181	1,419,269
Europe	1,075,782	1,750,148
Total	$3,743,845	$3,935,908

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Portfolio Purchases and Other Investments:

							FirstCity
	Portfolio Purchases					FirstCity	Investment
			Latin		FirstCity	Investment	in Special
	Domestic	Europe	America	Total	Investment	in Other	Situations	Total
2010
3rd Quarter	$15,025	$—	$—	$15,025	$10,513	$4,956	$148	$15,617
2nd Quarter	141,566	—	—	141,566	28,122	14,482	8,107	50,711
1st Quarter	18,114	—	—	18,114	14,605	9,005	4,790	28,400
Total Year 2010	$174,705	$—	$—	$174,705	$53,240	$28,443	$13,045	$94,728
2009
4th Quarter	$14,608	$—	$—	$14,608	$13,188	$5,903	$3,370	$22,461
3rd Quarter	48,659	—	—	48,659	21,000	2,403	3,481	26,884
2nd Quarter	67,085	—	—	67,085	48,559	19,149	3,164	70,872
1st Quarter	70,238	—	—	70,238	64,907	6,418	2,400	73,725
Total Year 2009	$200,590	$—	$—	$200,590	$147,654	$33,873	$12,415	$193,942
Total Year 2008	$64,394	$1,823	$23,097	$89,314	$72,307	$33,007	$19,906	$125,220
Total Year 2007	$121,679	$23,199	$69,455	$214,333	$126,714	$10,476	$11,530	$148,720

Portfolio Asset Acquisition and Resolution segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$15,025	$48,659	$174,705	$185,982
Latin America	—	—	—	—
Europe	—	—	—	—
Total	$15,025	$48,659	$174,705	$185,982

	Purchase	FirstCity’s
	Price	Investment
Historical acquisitions of Portfolios - annual:
First nine months of 2010	$174,705	$53,240
2009	200,590	147,654
2008	89,314	72,307
2007	214,333	126,714
2006	296,990	144,048
2005	146,581	71,405

	September 30,	December 31,
	2010	2009
Portfolio acquisition and resolution assets by region:
Domestic	$246,732	$225,406
Latin America	39,077	41,248
Europe	50,060	57,888
Total	$335,869	$324,542

Special Situations Platform segment:

	Total	FirstCity Denver’s Investment
	Investment	Debt	Equity	Total
Historical investments - annual:
First nine months of 2010	$13,564	$8,650	$4,395	$13,045
2009	20,058	12,023	392	12,415
2008	28,750	16,650	3,256	19,906
2007	22,314	5,630	5,900	11,530

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Summary of Consolidated Portfolio Assets (at Carrying Value) by Region and Type

	September 30, 2010
	Income-Accruing Loans		Non-Accrual Loans
	Purchased		Purchased Credit-
	Credit-		Impaired Loans		Other
	Impaired			Cost recovery		Cost recovery
	Loans	Other	Cash basis	basis	Cash basis	basis	Real Estate	Total
United States	$495	$4,061	$100,255	$49,573	$1,638	$—	$36,652	$192,674

France	—	1,069	3,860	—	—	1,906	—	6,835

Germany	—	—	2,671	—	—	—	—	2,671

Mexico	—	—	—	9,572	—	—	—	9,572

Total	$495	$5,130	$106,786	$59,145	$1,638	$1,906	$36,652	$211,752

	December 31, 2009
	Income-Accruing Loans		Non-Accrual Loans
	Purchased		Purchased Credit-
	Credit-		Impaired Loans		Other
	Impaired			Cost recovery		Cost recovery
	Loans	Other	Cash basis	basis	Cash basis	basis	Real Estate	Total
United States	$42,385	$5,323	$42,125	$78,165	$2,770	$—	$26,438	$197,206

France	—	1,555	—	7,648	—	2,305	—	11,508

Germany	5,225	—	—	—	—	—	—	5,225

Mexico	—	—	—	10,445	—	—	—	10,445

Total	$47,610	$6,878	$42,125	$96,258	$2,770	$2,305	$26,438	$224,384

Illustration of the Effects of Foreign Currency Fluctuations on Net Earnings

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net earnings to common stockholders	$2,559	$2,000	$10,725	$10,390
Foreign currency gains (losses), net:
Euro	503	141	(446)	81
Mexican Peso	103	(81)	100	230
Argentine Peso	(4)	(5)	(16)	(54)
Chilean Peso	59	57	(8)	260

Exchange rate at valuation date:
Euro	0.73	0.69
Mexican Peso	12.50	13.50
Argentine Peso	3.97	3.85
Chilean Peso	489.46	555.30

FirstCity Financial Corporation

Schedule of Estimated Unrealized Gross Profit from Portfolio Assets

September 30, 2010

(Unaudited)

	Basis in Portfolio Assets (1), (4)
($ in 000’s)	12/31/2008	12/31/2009	9/30/2010
Domestic	$153,148	190,541	201,599
Europe	29,555	32,665	20,708
Latin America	29,867	27,473	23,510
Total	$212,570	250,679	245,817

	Estimated Remaining Collections (2)
	12/31/2008	12/31/2009	9/30/2010
Domestic	$217,347	276,018	291,604
Europe	39,341	50,328	34,092
Latin America	78,211	70,398	65,739
Total	$334,899	396,744	391,435

	Estimated Unrealized Gross Profit (3)
	12/31/2008	12/31/2009	9/30/2010
Domestic	$64,199	85,476	90,006
Europe	9,787	17,663	13,383
Latin America	48,344	42,925	42,229
Total	$122,329	146,064	145,618

	Estimated Unrealized Gross Profit %
	12/31/2008	12/31/2009	9/30/2010
Domestic	29.54%	30.97%	30.87%
Europe	24.88%	35.10%	39.26%
Latin America	61.81%	60.97%	64.24%
Total	36.53%	36.82%	37.20%

This schedule provides selected information related to the Company’s ownership interests in consolidated and unconsolidated Portfolio Assets and is provided for informational purposes to provide an indication of the future potential unrealized gross profit attributable to those portfolios. In preparing this schedule, management was required to make certain estimates and assumptions surrounding the underlying assets in the Portfolios that impact the reported amounts. Such estimates and assumptions could change in the future, as more information becomes known, which could impact the reported amounts. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

(1) Basis in Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the Portfolios held by the various acquisition entities, some of which are consolidated by FirstCity and others held through equity investments in unconsolidated partnerships.

(2) Estimated Remaining Collections represents FirstCity’s share of future projected net cash collections expected from the Portfolios Assets.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Basis in Portfolio Assets.

(4) FirstCity considers Basis in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Basis in Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2008	12/31/2009	9/30/2010
FirstCity’s consolidated Portfolio Assets (as reported in “Portfolio Assets” on the balance sheet of the respective Form 10-K or 10-Q)	$148,213	224,384	211,752
Noncontrolling interests in FirstCity’s consolidated Portfolio Assets (component of “Non- controlling interests” on the balance sheet of the respective Form 10-K or 10-Q)	(11,460)	(37,277)	(28,700)
FirstCity’s interest in Portfolio Assets held by Acquisition Partnerships (a component of “Assets” as reported in the “Condensed Combined Balance Sheets” tabular disclosure under the “Equity Investments” footnote of the respective Form 10-K or 10-Q)	75,817	63,572	62,766
FirstCity’s basis in consolidated and non-consolidated Portfolio Assets	$212,570	250,679	245,817